Sub-Item 77C to Form NSAR





                TEMPLETON VIETNAM AND SOUTHEAST ASIA FUND, INC.

The Adjourned Annual Meeting of Shareholders of Templeton Vietnam and Southeast Asia Fund, Inc. (the "Fund") held on January 23, 2002.



1. The election of five (5) Directors.

                                                % OF            % OF                 % OF         % OF
                                             OUTSTANDING        VOTED              OUTSTANDING    VOTED
TERM EXPIRING 2004:               FOR          SHARES          SHARES    WITHHELD    SHARES       SHARES
----------------------------------------------------------------------------------------------------------
Harmon E. Burns                 2,457,630       54.08%         62.82%   1,454,489    32.00%       37.18%
Betty P. Krahmer                2,457,972       54.08%         62.83%   1,454,147    32.00%       37.17%
Gordon S. Macklin               2,458,173       54.09%         62.83%   1,454,147    32.00%       37.17%
Fred R. Millsaps                2,458,044       54.09%         62.83%   1,454,147    32.00%       37.17%

TERM EXPIRING 2002:
----------------------------------------------------------------------------------------------------------
Constantine D. Tseretopoulos    2,458,050       54.09%         62.83%   1,454,147    32.00%       37.17%


OTHERS DIRECTORS NOW IN OFFICE:

Harris J. Ashton                Martin L. Flanagan
Nicholas F. Brady               Andrew H. Hines, Jr.
S. Joseph Fortunato             Charles B. Johnson
Edith E. Holiday



2. Shareholder proposal requesting that the Board of Directors authorize a one-time, unlimited tender offer at net asset value or otherwise take the steps necessary to permit shareholders to realize NAV for their shares.


                                            % OF            % OF
                          SHARES          OUTSTANDING       VOTED
                          VOTED             SHARES          SHARES
-------------------------------------------------------------------------------
FOR                     1,778,689           39.14%          66.14%
AGAINST                   891,295           19.61%          33.14%
ABSTAIN                    19,398           00.43%          00.72%
BROKER NON-VOTES        1,222,737           26.90%              -
                      -------------       ---------       ---------
TOTAL                   3,912,119           86.08%         100.00%